UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2021

CLUBHOUSE MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140645	99-0364697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, D517

Las Vegas, Nevada 89103

(Address of principal executive offices) (Zip code)

(702) 479-3016

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2021, Clubhouse Media Group, Inc. (the “Company”) entered into an Amendment and Restructuring Agreement (the “Restructuring Agreement”) with GS Capital Partners, LLC (“GS Capital”). Prior to entry into the Restructuring Agreement, the Company and GS Capital were parties to the following agreements:

(i)	the Securities Purchase Agreement, dated as of January 25, 2021 (the “1/25/21 Agreement”) and the Convertible Promissory Note dated as of January 25, 2021, issued pursuant to the 1/25/21 Agreement (the “1/25/21 Note”), which 1/25/21 Note, and the $288,889 of principal amount and $11,556 of interest thereunder, has since been converted into 107,301 shares of common stock of the Company on June 21, 2021 (the “Converted Shares”);
(ii)	the Securities Purchase Agreement, dated as of February 16, 2021 (the “2/16/21 Agreement”) and the Convertible Promissory Note dated as of February 16, 2021, issued pursuant to the 2/16/21 Agreement (the “2/16/21 Note”);
(iii)	the Securities Purchase Agreement, dated as of March 22, 2021 (the “3/22/21 Agreement”) and the Convertible Promissory Note dated as of March 22, 2021, issued pursuant to the 3/22/21 Agreement (the “3/22/21 Note”);
(iv)	the Securities Purchase Agreement, dated as of April 1, 2021 (the “4/1/21 Agreement”) and the Convertible Promissory Note dated as of April 1, 2021, issued pursuant to the 4/1/21 Agreement (the “4/1/21 Note”);
(v)	the Securities Purchase Agreement, dated as of April 29, 2021 (the “4/29/21 Agreement”) and the Convertible Promissory Note dated as of April 29, 2021, issued pursuant to the 4/29/21 Agreement (the “4/29/21 Note”); and
(vi)	the Securities Purchase Agreement, dated as of June 3, 2021 (the “6/3/21 Agreement” and, collectively with the 2/16/21 Agreement, the 3/22/21 Agreement, the 4/1/21 Agreement and the 4/29/21 Agreement, the “Purchase Agreements”) and the Convertible Promissory Note dated as of June 39, 2021, issued pursuant to the 6/3/21 Agreement (the “6/3/21 Note” and, collectively with the 2/16/21 Note, the 3/22/21 Note, the 4/1/21 Note and the 4/29/21 Note, the “Notes”).

Pursuant to the terms of the Restructuring Agreement, the maturity date of each of the Notes was extended by six months, such that the maturity date in each of the Notes is six months later than the original maturity date under the respective Note.

In addition, pursuant to the terms of the Restructuring Agreement, on November 26, 2021, GS Capital sold to the Company, and the Company redeemed from GS Capital, the Converted Shares, and in exchange therefor, the Company issued to GS Capital a new convertible promissory note in the aggregate principal amount of $300,445 (the “New Note”).

The New Note has a maturity date of May 31, 2022 (the “Maturity Date”) and bears interest at 10% per year. No payments of the principal amount or interest are due prior to the Maturity Date, other than as specifically set forth in the Note, and there is no prepayment penalty.

The New Note provides GS Capital with conversion rights to convert all or any part of the outstanding and unpaid principal amount of the New Note from time to time into fully paid and non-assessable shares of the Company’s common stock, at a conversion price of $1.00, subject to adjustment as provided in the New Note and subject to a 9.99% equity blocker.

The New Note contains customary events of default, including, but not limited to, failure to pay principal or interest on the New Note when due. If an event of default occurs and continues uncured, GS Capital may declare all or any portion of the then outstanding principal amount of the New Note, together with all accrued and unpaid interest thereon, due and payable, and the New Note will thereupon become immediately due and payable.

The foregoing descriptions of the Restructuring Agreement and the New Note do not purport to be complete and are qualified in their entirety by reference to the full texts of the Restructuring Agreement and the New Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in Item 1.01 of this Current Report on Form 8-K, the Company issued the New Note to GS Capital on November 26, 2021. The disclosure in Item 1.01 hereof concerning the New Note is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Amendment and Restructuring Agreement, dated November 26, 2021, by and between the registrant and GS Capital Partners, LLC.

10.2	Convertible Promissory Note issued by the registrant to GS Capital Partners, LLC, dated November 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2021	CLUBHOUSE MEDIA GROUP, INC.

	By:	/s/ Amir Ben-Yohanan
Amir Ben-Yohanan
Chief Executive Officer